Exhibit 99.1

PeopleString Corporation Announces Reverse Split, Name Change to Vape Holdings, Inc. and Symbol Change to VAPE

WOODLAND HILLS, Calif., Jan. 7, 2014 /PRNewswire/ -- PeopleString Corp. (OTCQB: PLPE) (the "Company"), a company transitioning into a holding company functioning within the legal cannabis concentrate industry is pleased to announce that it has received FINRA approval for the previously announced 1-for-40 reverse stock split, name change and symbol change.  The Company's new name will be Vape Holdings, Inc. when the market opens on January 8, 2014.  For twenty business days beginning on January 8, 2014, the Company's ticker symbol will be PLPED.  After that twenty day period, the D, which signifies that the reverse stock split occurred, will be removed and the Company's new ticker symbol will be VAPE.

"We are appreciative of FINRA's timely approval of our request and very pleased to have secured such an appropriate trading symbol for our company with the VAPE ticker. It will assuredly be a strong part of our identity and brand," statedKyle Tracey, CEO, Vape Holdings, Inc. "Perhaps more importantly, today's events signify our new beginning with the transition underway and a bold new business model rooted in the legal cannabis concentrate movement."

Shareholders of record at the end of trading on January 7, 2014, will be affected by the 1-for-40 reverse stock split.  When the market opens on January 8, 2014, every forty (40) shares of issued and outstanding common stock of the Company will be converted into one (1) share of common stock. All fractional shares created by the reverse stock split will be rounded to the nearest whole share.  If the fraction created is one half or less, it will be rounded down to the nearest whole share.  If the fraction is more than one half, it will be rounded up to the nearest whole share.  Each shareholder will get at least one share.

The Company's transfer agent, Island Stock Transfer, will adjust its records to reflect each shareholder's post-split position.  Share adjustments to certificates can be made upon surrender to the transfer agent.  Please contact Island Stock Transfer for further information and costs.  Island Stock Transfer can be reached at (727) 289-0010 or info@islandstocktransfer.com.

For more information on PeopleString/VAPE Holdings, please visit: www.VapeHoldings.com

From time to time, PeopleString/Vape Holdings will provide market updates and news via its website http://www.vapeholdings.com/ or the Company's Facebook page at http://on.fb.me/1d5c7iO

Cautionary Language Concerning Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance.  The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for PeopleString's products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in PeopleString's filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level.  For a more detailed description of the risk factors and uncertainties affecting PeopleString please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov.  PeopleString undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE PeopleString Corp.

RELATED LINKS
http://www.VapeHoldings.com